Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler
Debenture-Backed Series 2004-3
*CUSIP: 21988K339

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 1, 2005.

INTEREST ACCOUNT
----------------

Balance as of     September 1, 2004.....                                 $0.00
         Swap Receipt Amount.....                                  $582,375.00
         Scheduled Income received on securities.....              $931,250.00
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Swap Distribution Amount.....                            -$931,250.00
         Distribution to the Holders.....                         -$582,375.00
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.00
Balance as of     March 1, 2005.....                                     $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of     September 1, 2004.....                                 $0.00
         Scheduled Principal received on securities.....                 $0.00

LESS:
         Distribution to Holders.....                                   -$0.00
Balance as of     March 1, 2005.....                                     $0.00

                  UNDERLYING SECURITIES HELD AS OF         March 1, 2005

           Principal
            Amount
           ---------                                    Title of Security
                                                        -----------------
           $25,000,000       Chrysler Corporation, predecessor to
                             DaimlerChrysler Corporation 7.45% Debentures due
                             March 1, 2027
                             *CUSIP: 171196AP3

                  CREDIT SUPPORT HELD AS OF                March 1, 2005

           Notional
            Amount                            Title of Security
           ----------                         -----------------
           $25,000,000       Swap Agreement Dated as of February 11, 2004
                             between the Trust and Lehman Brothers Special
                             Financing Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.